Exhibit 99.1

CONTACT: Barry H. Bass Chief Financial Officer (301) 986-9200	First Potomac Realty Trust 7600 Wisconsin Avenue 11th Floor Bethesda, MD 20814

bbass@first-potomac.com	www.first-potomac.com
FOR IMMEDIATE RELEASE
FIRST POTOMAC REALTY TRUST REPORTS
THIRD QUARTER 2006 RESULTS
Highlights:
•	Reports FFO of $0.41 per diluted share ($0.42 before a stock-based compensation charge).

•	FFO increases 20% over prior-year quarter.

•	Completes acquisitions of $68.4 million in third quarter of 2006.

•	Total portfolio reaches 10 million square feet.

•	Closes follow-on offering of 3,450,000 common shares.
BETHESDA, MD (November 1, 2006) – First Potomac Realty Trust (NYSE: FPO), a self-administered, self-managed real estate investment trust that focuses on owning and operating industrial and flex properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland, reported results for the three and nine months ended September 30, 2006.
The Company’s net income for the third quarter of 2006 was $0.7 million, or $0.03 per diluted share, compared with net income of $1.6 million, or $0.09 per diluted share, for the third quarter of 2005. The Company’s funds from operations (FFO) for the third quarter of 2006 increased 20% over the prior-year quarter to $9.9 million, or $0.41 per diluted share ($10.2 million, or $0.42 per diluted share, before certain charges), compared with $8.3 million, or $0.46 per diluted share, for the third quarter of 2005. Third quarter 2005 results included $1.2 million, or approximately $0.07 per diluted share, of termination fee income arising from negotiated termination agreements with two tenants.
Net income for the Company for the first nine months of 2006 was $9.3 million, or $0.43 per diluted share, compared with net income of $3.1 million, or $0.20 per diluted share, for the prior-year period. The Company’s FFO for the first nine months of 2006 increased 31% over the prior-year period to $27.3 million, or $1.21 per diluted share ($28.5 million, or $1.26 per diluted share, before certain charges), compared with $20.9 million, or $1.22 per diluted share, for the first nine months of 2005.
The Company’s portfolio was 87.9% leased at September 30, 2006, compared to 88.7% leased at June 30, 2006. A list of the Company’s assets, as well as additional information regarding the Company’s results of operations can be found in the Company’s Third Quarter 2006 Supplemental Financial Report, which is posted on the Company’s website (www.first-potomac.com).
Douglas J. Donatelli, chief executive officer of First Potomac Realty Trust, stated, “The second half of the year has so far lived up to our expectations in terms of strong demand for space in our markets, limited supply of our property type and attractive acquisition, development and financing opportunities. We have been able to capitalize on these trends to generate solid growth, but the vacancy inherited from this year’s value-add acquisitions and the delay in leasing our 2000 Gateway Boulevard property impacted internal growth for the quarter. Although occupancy and tenant retention rates were below our usual levels, this was directly related to our decision to drive rental rates up at several properties at the expense of occupancy in the short run, and to effectively hold the 2000 Gateway property off the leasing market with the contingent Northrop Grumman lease. We expect the significant amount of leasing underway at these properties to be more fully reflected in our operating performance in 2007.”

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Third Quarter Acquisitions
Gateway 270 West (22516, 22520, 22530, 22600, 22610 and 22616 Gateway Center Drive, Clarksburg, Maryland) – On July 27, 2006, the Company acquired a six-building 254,625-square-foot flex/office property in Clarksburg, Maryland for $39.5 million. The property was 54% leased to ten tenants. The acquisition was funded with proceeds from the Company’s common stock offering and borrowings on the Company’s credit facility. The acquisition is expected to generate a first-year cash NOI return of approximately 4.7% and the Company anticipates achieving 95% occupancy by the third year of ownership, which would generate a yearly NOI return of 8.5%.
Davis Drive (22446 Davis Drive, Sterling, Virginia) – On August 1, 2006, the Company acquired a 52,581-square-foot flex/office property in Sterling, Virginia for $5.4 million. The property was 86% leased to six tenants. The acquisition cost was funded with borrowings on the Company’s credit facility. The acquisition is expected to generate a first-year cash NOI return of approximately 7.1%.
Indian Creek Court (12000, 12001, 12040 and 12051 Indian Creek Court, Beltsville, Maryland) – On August 28, 2006, the Company acquired a four-building 186,691-square-foot flex/industrial property in Beltsville, Maryland, for $23.5 million. The property was 84% leased to seven tenants. The acquisition was funded with borrowings under the credit facility and the assumption of a $12.8 million mortgage loan, with a fixed interest rate of 7.8%, that matures in 2011. The mortgage loan was fair valued at $13.7 million. The acquisition is expected to generate a first-year cash NOI return of approximately 8.0%.
Significant New Leases
During the third quarter of 2006, the Company’s executed leases included 33,061 square feet at 1408 Stephanie Way, 17,019 square feet at Rumsey Center and 15,243 square feet at Owings Mills Business Center. Rent will commence under the terms of these leases during the fourth quarter of 2006 or the first quarter of 2007.
Common Stock Offering
The Company completed an offering of 3,450,000 common shares of beneficial interest at $27.46 per share, which closed on July 21, 2006, generating net proceeds to the Company of approximately $90.2 million. The Company used $55.5 million of the net proceeds to pay down the balance and accrued interest on its unsecured revolving credit facility and the remaining proceeds were applied towards the purchase of Gateway 270 West.
Debt
On October 2, 2006, the Company repaid the $8.3 million remaining principal balance on the mortgage that encumbered Interstate Plaza. The loan had a fixed interest rate of 7.45%. The repayment was funded with borrowings on the Company’s credit facility and no prepayment penalties were incurred.
Financial Structure
At September 30, 2006, the Company’s debt-to-total-market capitalization ratio was 39.5% based on the Company’s closing stock price of $30.22. The interest coverage ratio for the quarter was 2.4 times and the fixed charge coverage ratio was 2.1 times compared with 2.3 and 2.0 times, respectively, for the quarter ended June 30, 2006.
Of the $493.8 million of debt outstanding at September 30, 2006, $465.0 million was fixed-rate debt with a weighted average effective interest rate of 5.7% and a weighted average maturity of 5.9 years. The remaining $28.8 million was floating-rate debt, comprised of third quarter borrowings on the Company’s

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revolving credit facility, which were primarily used to fund acquisitions. As of September 30, 2006, the floating rate debt had a weighted average interest rate of 6.6% and a weighted average maturity of 2.6 years.
Dividends
On October 10, 2006, the Company declared a dividend of $0.31 per common share for the quarter ended September 30, 2006. The dividend is payable on November 10, 2006, to common shareholders of record on October 31, 2006.
Earnings and FFO Guidance
During the third quarter of 2006, the Company incurred a $0.2 million stock-based compensation charge associated with shares that vested upon achieving certain total shareholder return performance measures resulting in accelerated vesting. This charge was not included in the Company’s previous guidance.
The Company has provided guidance for fourth quarter 2006 as follows:

Guidance Range for Fourth Quarter 2006	Low Range	High Range
Net income per diluted share	$0.03	$0.05
Real estate depreciation and minority interest per diluted share	0.37	0.38

FFO per diluted share	$0.40	$0.42

The Company expects to issue earnings guidance for 2007 in early January.
Barry Bass, chief financial officer of First Potomac Realty Trust, stated, “As we have noted previously, the nature and timing of our acquisition and leasing activities are affecting our short-term results, but we continue to believe that our value-add strategy will more than make up for this disruption with superior long-term growth. During the third quarter, our operating expenses, primarily utilities, were higher than anticipated, and lower-than-expected tenant retention resulted in flat occupancy. The leasing market continues to be strong, however, and we expect to begin recognizing the results of our leasing efforts in the first quarter of 2007. We will provide more specific guidance for 2007 earnings in early January.”
Investor Conference Call and Webcast
First Potomac Realty Trust will host a conference call on Thursday, November 2, 2006 at 11:00 a.m. ET, to discuss third quarter results. The number to call for this interactive teleconference is (617) 213-8839, pass-code 63523683. A replay of the conference call will be available through November 11, 2006 by dialing (617) 801-6888 and entering the confirmation number, 76050737 when prompted for the pass code.
The Company will also provide an online Web simulcast and rebroadcast of its third quarter 2006 conference call. The live broadcast of the call can be accessed from the Investor Info page of First Potomac’s web site, www.first-potomac.com, as well as www.streetevents.com and www.earnings.com on November 2, 2006, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for 90 days using the same links.
About First Potomac Realty Trust
First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning and operating industrial and flex properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland. The Company’s portfolio totals over 10 million square feet. The Company’s largest tenant is the U.S. Government.

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Non-GAAP Financial Measures
Funds from Operations – Funds from operations (“FFO”) represents net income (loss) before minority interest (computed in accordance with U.S. generally accepted accounting principles or GAAP), including gains (or losses) from debt restructuring and excluding any gains or losses on the sale of property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company considers funds from operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful additional indication of its performance. The Company also considers funds from operations an appropriate supplemental performance measure given its wide use by investors and analysts. The Company computes funds from operations in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating funds from operations utilized by other equity real estate investment trusts (“REITs”) and, accordingly, may not be comparable to such other REITs. Further, funds from operations does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity. The Company’s FFO calculations are reconciled to net income in the Company’s Consolidated Statement of Operations included in this release.
NOI – The Company defines net operating income (“NOI”) as operating revenues (rental income, tenant reimbursements, and other income) less property and related expenses (property expenses, real estate taxes, and insurance). Management believes that NOI is a useful supplemental measure of the Company’s property operating performance because it excludes general and administrative expenses, interest expense and depreciation and amortization thereby providing a performance measure of the revenues and expenses directly associated with owning and operating commercial real estate properties, and provides a prospective not immediately apparent from net income. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company’s NOI calculations are reconciled to total revenue and total operating expenses at the end of this release.
Same-Property NOI – The Company defines same-property NOI as NOI for the Company’s properties wholly owned during the entirety of the periods reported. The Company’s same-property NOI calculations are reconciled to NOI at the end of this release.
Forward Looking Statements
The forward-looking statements contained in this press release are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions on acceptable terms; and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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FIRST POTOMAC REALTY TRUST
Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Revenues:
Rental	$22,864,976	$16,315,124	$64,277,247	$45,825,425
Tenant reimbursements and other	4,264,454	4,094,731	12,449,962	8,463,905

Total revenue	27,129,430	20,409,855	76,727,209	54,289,330

Operating expenses:
Property operating	5,536,372	3,277,453	14,651,529	9,411,122
Real estate taxes and insurance	2,256,821	1,609,470	6,578,039	4,461,961
General and administrative	2,436,026	2,053,490	7,499,928	5,691,064
Depreciation and amortization	9,173,680	6,577,376	24,993,454	17,411,199

Total operating expenses	19,402,899	13,517,789	53,722,950	36,975,346

Operating income	7,726,531	6,892,066	23,004,259	17,313,984

Other expenses (income):
Interest expense	7,155,429	5,406,799	20,998,232	14,424,055
Interest and other income	(174,891)	(41,049)	(743,017)	(78,159)
Loss on interest-rate lock agreement	—	—	671,230	—
Loss from early retirement of debt	—	—	121,015	—

Total other expenses	6,980,538	5,365,750	21,047,460	14,345,896

Income from continuing operations before minority interests	745,993	1,526,316	1,956,799	2,968,088

Minority interests	(28,467)	(95,318)	(95,173)	(203,670)

Income from continuing operations	717,526	1,430,998	1,861,626	2,764,418

Discontinued operations
Income from operations of disposed property	—	139,290	375,814	390,341
Gain on sale of disposed property	—	—	7,474,862	—
Minority interests in discontinued operations	—	(8,803)	(385,782)	(28,616)

Income from discontinued operations	—	130,487	7,464,894	361,725

Net income	$717,526	$1,561,485	$9,326,520	$3,126,143

Depreciation and amortization of real estate assets	9,173,680	6,577,376	24,993,454	17,411,199
Discontinued operations depreciation and amortization	—	35,449	3,000	106,340
Minority interests	28,467	104,121	480,955	232,286
Gain on sale of disposed property	—	—	(7,474,862)	—

Funds from operations (FFO)	$9,919,673	$8,278,431	$27,329,067	$20,875,968

Charges:
Loss on interest-rate lock agreement	—		671,230
Loss from early retirement of debt	—		121,015
Accelerated restricted share charges	246,321		424,233

FFO before charges	$10,165,994		$28,545,545

Basic net income per share:
Continuing operations	$0.03	$0.09	$0.09	$0.18
Income from discontinued operations	—	—	0.35	0.02

Net income	$0.03	$0.09	$0.44	$0.20

Weighted average common shares outstanding – basic	23,168,063	16,539,621	21,256,792	15,747,688

Diluted net income per share:
Continuing operations	$0.03	$0.09	$0.09	$0.18
Income from discontinued operations	—	—	0.34	0.02

Net income	$0.03	$0.09	$0.43	$0.20

Weighted average common shares outstanding – dilutive	23,444,647	16,779,741	21,529,895	15,952,463

FFO per share – basic	$0.41	$0.47	$1.22	$1.24
Weighted average common shares and units outstanding – basic FFO	24,163,499	17,654,981	22,361,356	16,863,048

FFO per share – diluted	$0.41	$0.46	$1.21	$1.22
FFO per share – diluted – before charges	$0.42	$0.46	$1.26	$1.22
FFO per share – diluted – before charges plus gain on sale of disposed property	$0.42	$0.46	$1.59	$1.22
Weighted average common shares and units outstanding – diluted FFO	24,440,083	17,895,101	22,634,459	17,067,823

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FIRST POTOMAC REALTY TRUST
Consolidated Balance Sheets

	September 30, 2006	December 31, 2005
	(unaudited)
Assets:
Rental property, net	$840,432,737	$668,730,088
Cash and cash equivalents	3,201,094	3,355,692
Escrows and reserves	11,527,148	9,818,004
Accounts and other receivables, net of allowance for doubtful accounts of $289,116 and $338,775, respectively	2,994,941	2,705,065
Accrued straight-line rents, net of allowance for doubtful accounts of $45,923 and $35,288, respectively	4,304,083	3,638,022
Deferred costs, net	8,513,621	6,675,659
Prepaid expenses and other assets	6,085,223	3,322,586
Intangible assets, net	33,070,583	29,518,100

Total assets	$910,129,430	$727,763,216

Liabilities:
Mortgage loans	$389,950,334	$369,266,174
Notes payable	75,000,000	—
Credit facility	28,800,000	26,998,642
Accounts payable and accrued expenses	5,047,817	4,734,159
Accrued interest	3,334,394	1,618,091
Rents received in advance	2,615,522	2,932,172
Tenant security deposits	4,662,806	3,972,822
Deferred market rent	8,942,221	7,281,744

Total liabilities	518,353,094	416,803,804

Minority interests	14,334,013	21,628,564

Shareholders’ equity:
Common shares, $0.001 par value, 100,000,000 shares authorized: 24,102,261 and 20,072,755 shares issued and outstanding, respectively	24,102	20,073
Additional paid-in capital	437,327,472	338,563,952
Dividends in excess of accumulated earnings	(59,909,251)	(49,253,177)

Total shareholders’ equity	377,442,323	289,330,848

Total liabilities and shareholders’ equity	$910,129,430	$727,763,216

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FIRST POTOMAC REALTY TRUST
Net Operating Income (NOI)
Same-Property Analysis
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Total revenue	$27,129,430	$20,409,855	$76,727,209	$54,289,330
Property operating expenses	5,536,372	3,277,453	14,651,529	9,411,122
Real estate taxes and insurance	2,256,821	1,609,470	6,578,039	4,461,961

NOI	19,336,237	15,522,932	55,497,641	40,416,247

Less: Non same-property NOI	(5,831,683)	(1,724,199)	(18,976,287)	(4,861,048)

Same-property(1) NOI – accrual basis	$13,504,554	$13,798,733	$36,521,354	$35,555,199

Straight-line revenue, net	(178,309)	(294,217)	(542,020)	(903,043)
Deferred market rental revenue	(299,321)	(308,242)	(704,992)	(765,848)

Same-property NOI – cash basis	$13,026,924	$13,196,274	$35,274,342	$33,886,308

Change in same-property NOI – accrual basis	-2.1%		2.7%
Change in same-property NOI – cash basis	-1.3%		4.1%

(1)	Same property comparisons are based upon those properties owned for the entirety of the periods presented. Same property results for the quarterly periods compared exclude the results of the following non same-properties: 6600 Business Parkway, Gateway Centre, 1434 Crossways Boulevard, 2000 Gateway Boulevard, 403/405 Glenn Drive, Diamond Hill Distribution Center, Linden Business Center, Prosperity Business Center, Owings Mills Business Center, 1000 Lucas Way, River’s Bend Center, Northridge I & II, Crossways I, Sterling Park Business Center, 1408 Stephanie Way, Airpark Business Center, Chesterfield Business Center, Hanover Business Center, Gateway 270 West, Davis Drive and Indian Creek Court. Also, same property results for the nine months ended September 30, 2006 and 2005 exclude the results of Reston Business Campus, 1400 Cavalier Boulevard, Enterprise Center and Glenn Dale Business Center.

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